Exhibit 99.1

NEWS RELEASE

For Immediate Release

Former U.S. Ambassador Alejandro D. Wolff Appointed to

Rockwood’s Board of Directors

Princeton, NJ USA (August 28, 2013) — Rockwood Holdings, Inc. (NYSE: ROC) announced today that Former U. S. Ambassador to Chile, Alejandro D. Wolff, has been appointed to Rockwood’s Board of Directors, effective August 28, 2013. Ambassador Wolff will also serve on the Board’s Compensation and Corporate Governance and Nominating committees.

“I am very pleased that Ambassador Wolff has agreed to join our Board of Directors. His extensive and distinguished background in the service of the United States Government brings a significant new perspective and set of skills to our Board,” said Seifi Ghasemi, Chairman and Chief Executive Officer.

As U.S. Ambassador to Chile since September 2010, Ambassador Wolff is a 33-year veteran of the Department of State since joining as a Foreign Service Officer in 1979. His most recent prior assignment was Ambassador and Deputy Permanent U.S. Representative to the United Nations (2005-2010). Ambassador Wolff retired from the U.S. Department of State on August 23, 2013.

Ambassador Wolff also served in Algeria, Morocco, Chile, Cyprus, the U.S. Mission to the European Union in Brussels, and France from 2001 to 2005. His assignments in Washington included tours on the Policy Planning Staff (1981-1982), in the Office of Soviet Union Affairs (1988-1989), in the Office of the Under Secretary for Political Affairs (1989-1991), as Deputy Executive Secretary of the Department (1996-1998), and as the Executive Assistant to Secretaries of State Madeleine Albright and Colin Powell (1998-2001).

Ambassador Wolff is the recipient of the Department of State’s Distinguished, Superior, and Meritorious Honor Awards. He graduated Magna Cum Laude in 1978 from the University of California at Los Angeles (UCLA).

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Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,200 people and annual net sales of approximately $3.5 billion in 2012. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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Contact:	Nahla A. Azmy
Vice President, Investor Relations & Communications
nazmy@rocksp.com
Phone: 609-524-1109

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This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward looking statements. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements.  Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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